UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report: May 15, 2019
(Date of earliest event reported)
AKAMAI TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27275	04-3432319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
150 Broadway
Cambridge, Massachusetts 02142
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 444-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the annual meeting of stockholders of Akamai Technologies, Inc. (the “Company”) held on May 15, 2019 (the “Annual Meeting”), the Company’s stockholders approved the following amendments to the Akamai Technologies, Inc. 2013 Stock Incentive Plan (the “2013 Plan”), which had previously been adopted by the Company’s Board of Directors subject to stockholder approval:

•	To increase the number of shares available for grant under the 2013 Plan by 3,000,000.

•
To provide that the maximum amount of cash and equity compensation (calculated in the case of equity awards based on grant date fair value for financial reporting purposes) granted in any calendar year to any individual non-employee director shall not exceed $1,000,000, subject to certain enumerated exceptions.

The following brief description of the 2013 Plan is qualified in its entirety by reference to the complete text of the plan and is incorporated herein by reference. See Exhibit 99.1 to this Current Report on Form 8-K.
The 2013 Plan allows for the issuance of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and cash-based awards. Subject to adjustment in the event of stock splits, stock dividends or similar events, awards may be made under the 2013 Plan for the sum of (i) up to 21,500,000 shares of the Company’s common stock and (ii) up to 96,401 shares of common stock subject to awards that are outstanding under the Company’s existing equity incentive plans that are terminated, canceled, surrendered or forfeited.
Employees, officers, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted awards under the 2013 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its majority owned subsidiaries. The 2013 Plan is administered by the Company’s Board of Directors. Under the terms of the 2013 Plan, the Board of Directors may delegate authority under the 2013 Plan to one or more committees or subcommittees of the Board of Directors. The Board of Directors has authorized its Compensation Committee (the “Committee”) to administer certain aspects of the 2013 Plan, including the granting of awards to executive officers. In addition, as permitted by the terms of the 2013 Plan, the Board of Directors has delegated to the Chief Executive Officer of the Company, as a committee of one director, the authority to grant equity awards to non-executive employees in accordance with guidelines established by the Committee.
The Board of Directors or the Committee may modify awards granted to participants who are foreign nationals or employed outside the United States or establish sub plans or procedures under the 2013 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Item 5.07.	Submission of Matters to a Vote of Security Holders
At the Annual Meeting, five items of business were acted upon by stockholders. There were 163,862,424 shares of the Company’s common stock eligible to vote, and 139,762,189 shares present in person or by proxy at the Annual Meeting.
1.     The following nominees were elected to the Company’s Board of Directors as Class II for terms expiring at the 2020 annual meeting of stockholders.

Nominees	For	Against	Abstain	Broker Non-Votes
Peter Thomas Killalea	121,216,808	2,978,938	120,517	15,445,926
F. Thomson Leighton	123,236,534	983,184	96,545	15,445,926
Jonathan Miller	119,088,672	4,255,667	971,924	15,445,926

Following the Annual Meeting, Monte Ford, Jill Greenthal, Daniel Hesse, Frederic Salerno, Bernardus Verwaayen and William Wagner, each having terms expiring in 2020, continued in office.
2.    Amendments to the 2013 Plan were approved.

For:	115,602,469
Against:	8,549,233
Abstain:	164,561
Broker Non-Votes:	15,445,926
3. A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For:	120,566,966
Against:	3,622,543
Abstain:	126,754
Broker Non-Votes:	15,445,926
4.     The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2019 was ratified.

For:	134,628,501
Against:	5,000,336
Abstain:	133,352

Item 9.01. Financial Statements and Exhibits
The following exhibit is incorporated herein by reference:
(d) Exhibits

99.1        Akamai Technologies, Inc. 2013 Stock Incentive Plan, as amended.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2019	AKAMAI TECHNOLOGIES, INC.
By:	/s/ Aaron Ahola
Aaron Ahola, Executive Vice President, General Counsel and Corporate Secretary